Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-141274) and related Prospectus of Houston Wire & Cable Company dated March 26, 2007.

                                                                                                       /s/ Ernst & Young LLP

Houston, Texas
March 23, 2007